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                                                                    EXHIBIT 10.4

                   MINUTES OF COMPENSATION COMMITTEE MEETING
                                      FOR
                                SYNTELLECT INC.

        Meetings of the Syntellect Inc. (the "Company") Compensation Committee (the "Committee") of the Board of Directors of Syntellect Inc. were held on Thursday, January 9, 1997 from 3:00 p.m. to 4:00 p.m. and Thursday, January 30, 1997 from 4:00 p.m. to 5:00 p.m. via telephone. Attending the meetings were:
Daniel D. Ross, Jack Kelly and LeRoy Ellison.

        At the meetings, the Committee discussed a variety of matters, including the following:

                1.  Management Incentive Program for key employees.
                2.  Stock Option Grants for certain employees.
                3.  Special Bonuses for certain employees.

        In connection with these matters, upon motion duly made, seconded and approved, the Committee adopted the following resolutions:

        1.      APPROVAL OF THE 1997 MANAGEMENT INCENTIVE PLAN.
                    WHEREAS, the Committee has determined that it would be in
                the best interest of the Company to implement a Management Incentive Program for certain of the Company's key employees for the fiscal year ending 1997,
                    NOW, THEREFORE, BE IT RESOLVED that the form, terms and
                provisions of the 1997 Management Incentive Program for J. Lawrence Bradner, Steve Nussrallah, Scott Coleman, Neal Miller, David C. Phillips, Roger Reece, David Morales, Tricia Lester, Dean Giancola, Lindsay Hoopes, and Jim Geer, copies of which are Exhibits A-1 through A-11 inclusive of the attached 1997 Management Incentive Program, be and the same hereby are, approved in all respects.

        2.      APPROVAL OF STOCK OPTION GRANTS.
                    WHEREAS, it is in the best interest of the Company to
                attract and retain the highest qualified employees available,
                    NOW, THEREFORE, BE IT RESOLVED that Stock Option Grants be made in accordance with the list as provided in the attached 1997 Management Incentive Program and subject to final Shareholder approval of the 750,000 share increase at the May 20, 1997 Annual Meeting.

        3.      APPROVAL OF SPECIAL BONUSES FOR 1996.
                    WHEREAS, it is in the best interest of the Company to award
                Special Bonuses to certain employees of the Company as provided in the attached 1997 Management Incentive Program.
                     NOW, THEREFORE, BE IT RESOLVED that Special Bonus Awards be awarded in accordance with the list provided in Attachment B-1 herein.

        There being no further business, the meetings adjourned at the times shown above.

                                        Respectfully submitted,

                                         /s/ DANIEL D. ROSS
                                        --------------------------------
                                             Daniel D. Ross, Chairman